UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2011

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 7, 2011, NetScout Systems, Inc., or the Company, held its Annual Meeting of Stockholders. As of July 11, 2011, the record date for the Annual Meeting, 42,726,605 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders is set forth below.

1. The Company’s stockholders re-elected each of Joseph G. Hadzima and Stephen G. Pearse as a Class III director of the Company to serve until the 2014 annual meeting and until their respective successors have been elected and qualified. The voting results were as follows:

	Votes For	Withheld	Broker Non-Votes
Joseph G. Hadzima	37,035,560	1,994,611	1,889,036
Stephen G. Pearse	37,344,290	1,685,881	1,889,036

2. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012. Voting results were as follows:

Votes For	Votes Against	Abstain
40,223,060	695,515	632

3. The Company’s stockholders approved the proposed amendments to, and the increase of 8,000,000 shares authorized for issuance under, the Company’s 2007 Equity Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
31,997,647	6,056,485	976,039	1,889,036

4. The Company’s stockholders approved the proposed 2011 Employee Stock Purchase Plan. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
37,332,374	722,699	975,098	1,889,036

5. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,917,241	2,117,237	995,693	1,889,036

6. The proposal on the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
23,440,058	270,681	15,303,105	16,327	1,889,036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ David P. Sommers
David P. Sommers
Chief Financial Officer and Senior
Vice President, General Operations

Date: September 13, 2011